UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2023

ALSP ORCHID ACQUISITION CORPORATION I

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-41086	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Eastlake Avenue East, Suite 300 Seattle, WA 98102	98102
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (206) 957-7300

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares, $0.0001 par value, and on-half of one redeemable warrant	ALORU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ALOR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ALORW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2023, the shareholders of ALSP Orchid Acquisition Corporation I (“we”, “ALSP Orchid” or the “Company”) approved, at an extraordinary general meeting of the shareholders of the Company (the “Extraordinary General Meeting”), an amendment to the Amended and Restated Memorandum and Articles of Association (the “Initial Period Extension Amendment”) to extend the initial date by which ALSP Orchid must consummate a business combination from February 23, 2023 to August 23, 2023, subject to any additional extensions as provided in the Amended and Restated Memorandum and Articles of Association. On or about February 24th, 2023, the Company will file with the Initial Period Extension Amendment with the Registrar of Companies of the Cayman Islands.

The foregoing description is qualified in its entirety by the full text of the Amended and Restated Memorandum and Articles of Association, as amended by the Initial Period Extension Amendment, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Extraordinary General Meeting, holders of 16,011,933 of the Company’s ordinary shares were present in person or represented by proxy, which represented approximately 71.24% of the ordinary shares issued and outstanding and entitled to vote as of the record date of January 26, 2023.

At the Extraordinary General Meeting, the Company’s shareholders approved a proposal to adopt the Initial Period Extension Amendment (such proposal, the “Initial Period Extension Amendment Proposal”). Accordingly, the Adjournment Proposal (as such term is defined in the definitive proxy statement related to the Extraordinary General Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 2, 2023) was not presented to the Company’s shareholders.

Set forth below are the final voting results for each of the proposal presented at the Extraordinary General Meeting:

Approval of Proposal 1 - Initial Period Extension Amendment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,911,282	1,100,651	0	0

Item 8.01	Other events

In connection with the shareholders’ vote at the Extraordinary General Meeting, the holders of 15,253,673 ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.33 per share, for an aggregate redemption amount of approximately $157,689,018.34.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s ability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Memorandum and Articles of Association of ALSP Orchid Acquisition Corporation I, dated February 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2023

ALSP ORCHID ACQUISITION CORPORATION I

By:	/s/ Thong Q. Le
Name:	Thong Q. Le
Title:	Chief Executive Officer